Exhibit 10.64
                                ESCROW AGREEMENT

         ESCROW AGREEMENT ("Agreement") dated as of September 7, 2001, by and among Aquis Wireless Communications, Inc. ("Aquis") and Alert Communications, L.L.C. ("Alert") and Harris Bank Barrington, N.A., as Escrow Trustee ("Escrow Trustee").

                             Preliminary Statement

         Aquis and Alert have entered into a Asset Purchase Agreement dated as of August 31, 2001 ("Purchase Agreement"), pursuant to which, among other things, Aquis will be selling and transferring to Alert certain assets as described in the Purchase Agreement. Aquis and Alert are also entering into an Agreement Pending Purchase Consummation dated August 31, 2001 (the "Management Agreement") pursuant to which Alert will be managing certain activities involving the assets to be acquired by Alert from Aquis, pending receipt of final approval of the transfer of certain FCC licenses from Aquis to Alert, as described in the Purchase Agreement and the Management Agreement. Alert is to make a downpayment of $50,000 ("Downpayment") on the purchase price of the assets under the Purchase Agreement as of the date thereof and is to make a further payment of $1,050,000 - subject to any closing adjustments pursuant to the Purchase Agreement - ("Purchase Agreement") when and if required pursuant to the terms of the Purchase Agreement. The Downpayment and the Remaining Payment are sometimes referred herein to as the "Payments".

         The Escrow Trustee Agrees to hold the Payments received by it in escrow upon the following terms and conditions:

                                   Agreement

         1. Alert shall deposit the Downpayment with the Escrow Trustee simultaneous with or not later than two (2) business days after the date of this Agreement. In the event of a Closing of the sale between Aquis and Alert pursuant to the Purchase Agreement, Alert shall deposit the Remaining Payment with the Escrow Trustee simultaneous with the Closing as defined in the Purchase Agreement

         2. The Escrow Trustee will invest the Payments, when received, in such interest-bearing investments as the Escrow Trustee reasonably believes are advisable, or in investments in which Aquis and Alert both notify the Escrow Trustee to invest.

         3. The Payment shall be delivered by the Escrow Trustee in accordance with this Escrow Agreement only upon the receipt of a notice from both Aquis and Alert providing an instruction to deliver the Payments, or in obedience to the court order described below, or upon the notice of Alert alone in the event of an event described in Section 7, below.

         4. Upon written notification to the Escrow Trustee by Alert and Aquis that there will not be a Closing under the Purchase Agreement, the Escrow Trustee will return the Downpayment to Alert, subject to the provisions of
Section 8 below.

         5. Upon written notification to the Escrow Trustee by Alert and Aquis that, following the Closing under the Purchase Agreement, there has been final approval by the FCC of the transfer of the FCC Licenses as required under the Purchase Agreement, the Escrow Trustee will remit the Payments to Aquis, subject to the provisions of Section 8 below.

         6. Upon written notification to the Escrow Trustee by Alert and Aquis that, following the Closing under the Purchase Agreement, there has not been and will not be final approval by the FCC of the transfer of the FCC Licenses as required under the Purchase Agreement, the Trustee will remit the Payments to Alert, subject to the provisions of Section 8 below.

         7. In the event of any bankruptcy, insolvency or similar action involving Aquis which results in a termination of the Asset Purchase Agreement prior to the date the Payments are distributed, then upon written notification to the Escrow Trustee by Alert of such event that the Asset Purchase Agreement has been terminated, submitted together with proof of the bankruptcy (or similar) filing involving Aquis and the termination of the Asset Purchase Agreement, the Escrow Trustee will remit all Payments in its possession to Alert.

         8. In connection with the written notifications by Aquis and Alert under Sections 4, 5 or 6 above, if either Aquis or Alert believes it is entitled to any setoff or indemnification under either the Purchase Agreement or the Management Agreement, the notice shall set forth such amount and the Escrow Trustee will retain such disputed amount, together with an additional 10% thereof for possible expenses, and shall remit the remainder to the party in accordance with the applicable exception. If Aquis and Alert agree upon the setoff or indemnification, the written notification shall so state and the Escrow Trustee will pay the party entitled thereto in accordance with the written notification. If the parties do not agree, they will settle the disputed amount between themselves in accordance with the Purchase Agreement and/or the Management Agreement and will notify the Escrow Trustee at such time as the dispute is settled, and the Escrow Trustee will distribute the remaining Payments in accordance with the mutual instructions at that time, and the interest earned thereon will be distributed pro-rata along with the distribution of the Payments.

         9. The obligations and duties of the Escrow Trustee are confined to those specifically enumerated in this Escrow Agreement. The Escrow Trustee shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of any other instrument, including but not limited to the Purchase Agreement and the Management Agreement, whether or not now or hereafter deposited with or delivered to the Escrow Trustee or referred to in this Escrow Agreement, nor shall the Escrow Trustee he obliged to inquire as to the form, execution, sufficiency, or validity of any such instrument nor to inquire as to the identity, authority, or rights of the person or persons executing or delivering the same.

         10. If the Escrow Trustee should receive or become aware of any court order with respect to conflicting demands or claims with respect to the rights of any of the parties hereto, or with respect to, or instruments deposited herein or affected hereby, the Escrow Trustee shall have the right in its, sole discretion, without liability for interest or damages, to discontinue any or all further acts on its part until such conflict reflected in such court order is resolved to its satisfaction and/or to commence or defend any action or proceeding for the determination of such conflict.

         11. In the event that the Escrow Trustee does not receive, for any reason, the notice from Aquis and Alert as required above, then the Escrow Trustee shall not deliver or surrender the Payments, in whole or in part. The undersigned hereby authorize and direct the Escrow Trustee to disregard any and all notices, warnings or demands given or made by any person other then jointly by Aquis and Alert, and agree that the Escrow Trustee shall not be liable for any loss or damage sustained by anyone, whether a party to this Escrow
Agreement or otherwise, resulting from the refusal of the Escrow Trustee to surrender or deliver up the said Payments, in whole or in part, without the required order from Aquis. Further, if the Payments or any part thereof shall be attached, garnished or levied upon under process of any court, or if the delivery thereof by the Escrow Trustee shall be stayed or enjoined by any court order or writ, or any other order, judgment, or decree be made or entered by any court which affects the Payments, or any part thereof, then the Escrow Trustee shall comply with said order, judgment, decree or writ and shall have no duly to inquire into the validity or enforceability of such order, judgment, decree or writ or whether same was issued by the court with or without jurisdiction. If the Escrow Trustee obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto, or any other person by reason of such compliance, notwithstanding such writ, order; judgment or decree be subsequently reversed, modified, annulled, set aside or vacated. The Escrow Trustee shall not be liable for any depreciation or change in value of the Payments or any part thereof under any circumstances.

         12. In order to induce Escrow Trustee to accept this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors and assigns agree that the Escrow Trustee shall not be liable for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence. The said undersigned hereby indemnify Escrow Trustee for, and holds it harmless against, any loss, liability or expense incurred, arising out of or in connection with its administration of this escrow trust, as well as the cost and expenses of defending against any claims or liabilities arising therefrom, unless caused by the willful misconduct or gross negligence of escrow trustee. In case the Escrow Trustee is made a party defendant to any suit or proceedings regarding this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors and assigned, jointly and severally agree to pay to the Escrow Trustee upon written demand all costs, attorney's fees and expenses incurred with respect thereto. The Escrow Trustee shall have a lien on the Payment herein, and any earnings thereon, for any and all such costs, fees, and expenses. If said costs, fees and expenses are not paid, then the Escrow Trustee shall have the right to reimburse itself out of the Payments.

         13. The Escrow Trust fees of $N/A will be billed one half to Aquis and one half to Alert. An annual maintenance fee, as determined by the then current rate schedule. The parties hereto agree that the escrow fee for this Escrow Agreement is to be billed at acceptance and is due and payable within 30 days from the billing date.

         14 Communications among the parties to this Escrow Agreement shall be delivered by messenger or forwarded by registered or certified mail or Federal Express or other overnight courier and shall be effective when received. The president of the applicable company shall sign all communications from Aquis or Alert. All communications shall refer to the Escrow Account, and be addressed:

        If to Alert, to:                     with a copy to:

        Alert Communications, LLC            Hogan Marren & McCahill, Ltd.
        600 South Federal St., Suite 504     205 N. Michigan, Suite 4300
        Chicago, IL 60605                    Chicago, IL 60601
        Attention: Housh Khoshbin            Attention: Alan E. Molotsky
        Facsimile: (312) 913-0539            Facsimile: 312-946-9818

        If to Aquis, to:                     With a copy to:

        Aquis Wireless Communications, Inc.  Hodgson Russ LLP
        1719A Route 10, Suite 300            One M&T Plaza, Suite 2000
        Parsippany, NJ 07054                 Buffalo, NY 14203
        Attention: Keith Powell, President   Attention: Joseph P. Galda
        Facsimile: (973) 560-8060            Facsimile: (716) 848-0349

        If to the Escrow Trustee, to:

        Harris Bank Barrington, N.A.
        201 South Grove Ave.
        Barrington, IL 60010
        Attention: Paul Romano
        Facsimile: (847) 381-6555

         Each Party may designate by notice in writing a new address for it and/or its attorney to which any notice or communication may thereafter be given. Each notice or communications will he deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation.

         15. This Escrow Agreement may not be modified or supplemented or any of its provisions waived, except as agreed in writing by all parties. The escrow may not be terminated except by disbursement of all of the Payments in accordance with the terms of this Escrow Agreement.

         16. This Escrow Agreement sets forth exclusively the duties of the Escrow Trustee with respect to any and all matters pertinent hereto, and the Escrow Trustee shall be subject to no implied duties or obligations; this Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. This Escrow Agreement, amendments or supplemental instructions hereto may be executed in counterparts, each of which shall be deemed an original and all shall such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the Execution Date first written above.

ACQUIS WIRELESS COMMUNICATIONS, INC.


By:_____________________________

Name:___________________________

Title:__________________________

ALERT COMMUNICATIONS, L.L.C.


By:_____________________________

Name:___________________________

Title:__________________________

HARRIS BANK BARRINGTON, N.A.


By:_____________________________

Name:___________________________

Title:__________________________